Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We have issued our report dated March 8, 2010, with respect to the consolidated financial statements included in the Annual Report of Evolving Systems, Inc. on Form 10-K for the year ended December 31, 2009 which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Denver, Colorado

June 29, 2010